Exhibit 10.2

Sales Contract

This Sales contract (the “Contract”) is enter into by and between

Asia News Network Co., Ltd. (the “Seller”) and

UAN Power Co., Ltd (the “Purchaser”). Contact information is listed in par. 7 of this Contract.

WHEREAS, the Seller intends to sell the properties under the “Premises” (defined herein below) and the Purchaser agrees to purchase the property in accordance and under the terms and conditions set forth herein. NOW,THEREFORE, the parties hereby agree as follows:

I. The target detail

1.	Name: Software and hardware in No.1, Aly. 5, Ln. 305, Sec. 1, Xinnan Rd., Luzhu Township, Taoyuan County 338, Taiwan (R.O.C.) (appendix 1)

2.	Payment term: deposit 50%, handed over 50%

3.	Delivery way: after the deposit has received, the Seller will start transferring all the facilities. After all the facility has been fully transfer the handed over will be paid within two days.

4.	Handover day: one month after the deposit has been paid.

5.	Handed-over location: No.1, Aly. 5, Ln. 305, Sec. 1, Xinnan Rd., Luzhu Township, Taoyuan County 338, Taiwan (R.O.C.)

6.	Total cost: USD 100,000 (Tax included)

II. Obligations and rights

  Obligations

The Seller has the obligation of transfer all the trading items as the Contract standard. The Purchaser also has the obligation of not to change any part in the Contract unless the agreement is provided.

  Rights

During/after the transfer, if there is any damage caused by Seller the Purchaser has the right to ask for indemnification.

III. Violates denounced

Both parties hereby agree that any disputes arising out of this Contract shall be brought to before the Taoyuan District Court of Taiwan.

IV. Notification disclosure

Both fiduciary and consignor needed to be aware that all the contact information is listed in below. If there are any changes, the paper notice will be needed. However if the notify mail has been return cause by the error contact information, then it shall be presume as received.

V. Governing Law and Litigation

This Contract shall be governed by the laws of ROC. and both parties hereby agree that any disputes arising out of this Contract shall be brought to before the Taoyuan District Court of Taiwan for the fist instance.

VI. Agreement preservation

This agreement will be written into two copies. Both parties will have one copy as prove.

Seller and Purchaser’s detail

(Purchaser name): UAN Power Co., Ltd.

(Representative Name): Robert, Huang Wen Cheng /s/ Robert, Huang Wen Cheng

(Tax No.):

(Address):

(Phone):

(Seller name): Asia News Network Co., Ltd.

(Representative Name): [Seal]

(Tax No.):

(Address):

(Phone):

2011 9 8